                                                 EXHIBIT 10.11



                             AGREEMENT OF SUBLEASE


                                    between


                           BILL COMMUNICATIONS, INC.
                                  Sublandlord


                                      and


                                BRONNERCOM, LLC
                                   Subtenant


                                   Premises:
                                   --------

                         Entire Rentable Areas of the
             2/nd/, 3/rd/, 4/th/, 5/th/, 11/th/ and 12/th/ Floors
                         and Portion of Basement Area
                             345 Park Avenue South
                              New York, New York


                                SILLER WILK LLP
                               747 Third Avenue
                           New York, New York 10017
                                (212) 421-2233

                               TABLE OF CONTENTS
                               -----------------

Subleasing of Premises.................................................   1

Term...................................................................   2

Fixed Rent; Additional Rent and Electricity............................   3

Subordination to and Incorporation of the Lease........................   9

Alterations............................................................  11

Covenants with Respect to the Lease....................................  12

Services and Repairs...................................................  13

Consents...............................................................  15

Termination of Lease...................................................  16

Sublease, Not Assignment...............................................  16

Damage, Destruction, Fire and other Casualty; Condemnation.............  16

No Waivers.............................................................  16

Notices................................................................  17

Indemnity..............................................................  17

Broker.................................................................  19

Delivery of the Premises...............................................  19

Consent of Owner to this Sublease......................................  21

Assignment, Subletting and Mortgaging..................................  21

Security Deposit.......................................................  22

Insurance..............................................................  24

Default................................................................  24

Miscellaneous..........................................................  25

EXHIBIT A..............................................................  28

EXHIBIT B..............................................................  29

EXHIBIT C..............................................................  31

          AGREEMENT OF SUBLEASE, made as of the 15/th/ day of November 1999, between BILL COMMUNICATIONS, INC., a New York corporation, having an office and place of business at 345 Park Avenue South, New York, New York 10010 ("Sublandlord") and BRONNERCOM, LLC, a Delaware limited liability company having an office at The Prudential Tower, 800 Boylston Street, Boston, MA 02199 ("Subtenant") .


                                  W I T N E S S E T H :
                                  - - - - - - - - - -

          WHEREAS, by Agreement of Lease, dated July 17, 1992, as modified by Agreement dated August 31, 1998 and as further modified by Extension of Term, Additional Space and Modification Agreement dated September 18, 1998 ("Modification Agreement") and as further modified by Amendment of Lease dated November ____, 1999 (the Amendment)(the lease, as modified and amended is collectively referred to as the "Lease") 345 Park Avenue South/Armory Inc., predecessor-in-interest to RFR Holding, LLC. ("Owner"), as landlord, leased to Sublandlord, as tenant certain premises consisting of the entire rentable areas of the 2/nd/, 3/rd/, 4/th/, 5/th/, 11/th/ and 12/th/ floors and a portion of the basement of the building known as 345 Park Avenue South, New York, NY (the "Building"); and

          WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to hire from Sublandlord, the entire premises leased to Sublandlord pursuant to the Lease (which premises are as shown on Exhibit A annexed hereto and made a part hereof, and such premises are also as shown on various exhibits to the Lease, being hereinafter referred to as the "Premises") on the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is mutually agreed as follows:

          1.    Subleasing of Premises. Sublandlord hereby subleases to
                ----------------------
Subtenant, and Subtenant hereby hires from Sublandlord, the Premises, upon and subject to the terms and conditions hereinafter set forth.

          2.    Term.
                ----

          2.1. The term (the "Term") of this Sublease with respect to the portion of the basement, and the 2/nd/, 3/rd/, 4/th/ and 5/th/ floors shall commence (the "2 To 5

     Commencement Date") on the date Sublandlord delivers exclusive possession of the basement, 2/nd/, 3/rd/, 4/th/ and 5/th/ floors (the "2 To 5 Premises") to the Subtenant in accordance with Section 16.1 of this Sublease. The Term with respect to the 11/th/ and 12/th/ floors shall commence (the "11 & 12 Commencement Date") on the date Sublandlord delivers exclusive possession of the 11/th/ and 12/th/ floors (the "11 & 12 Premises") to Subtenant in accordance with Section 16.2 of this Sublease. The Term of this Sublease shall terminate on March 30, 2011 (the "Expiration Date"), at 12:00 noon, or on such earlier date upon which the Term shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Sublease or pursuant to law. Promptly following the 2 To 5 Commencement Date and the 11 & 12 Commencement Date, Sublandlord and Subtenant shall enter into an agreement confirming each such commencement date; provided, however, that failure to execute and deliver such agreements shall not affect the validity of such commencement dates.

          3.    Fixed Rent: Additional Rent and Electricity.
                -------------------------------------------

          3.1.  2 to 5 Premises. Subtenant shall pay to Sublandlord, commencing
                ---------------
     on the 2 To 5 Commencement Date and on the first day of each and every month thereafter, in currency which at the time of payment is legal tender for public and private debts in the United States of America, as fixed rent during the Term, as follows:

          (i) for the period commencing on the 2 To 5 Commencement Date and ending on the day immediately preceding the fourth anniversary of the 2 To 5 Commencement Date, the sum of $3,043,388.00 per annum, payable in equal monthly installments of $253,615.70;

          (ii) for the period commencing on the fourth anniversary of the 2 To 5 Commencement Date and ending on the day immediately preceding the eighth anniversary of the 2 To 5 Commencement Date, the sum of $3,396,316.00 per annum, payable in equal monthly installments of $283,026.33;

          (iii) for the period commencing on the eighth anniversary of the 2 To 5 Commencement Date and ending on the Expiration Date, the sum of $3,749,244.00 per annum, payable in equal monthly installments of $312,437.00.

          3.2.  11 & 12 Premises. In addition to the fixed rent set forth in
                ----------------
     Section 3.1. Subtenant shall also pay to Sublandlord, commencing on the 11 & 12 Commencement Date, the fixed rent during the term as follows:

          (i) for the period commencing on the 11&12 Commencement Date and ending on the day preceding the fourth anniversary of the 11&12 Commencement Date the sum of $1,588,176.00 per annum, payable in equal monthly installments of $132,348.00;

          (ii) for the period commencing on the fourth anniversary of the 11 & 12 Commencement Date and ending on the day immediately preceding the eighth anniversary of the 11 & 12 Commencement Date, the sum of $1,764,640.00 per annum, payable in equal monthly installments of $147,053.33;

          (iii) for the period commencing on the eighth anniversary of the 11 & 12 Commencement Date and ending on the Expiration Date the sum of $1,941,104.00 per annum, payable in equal monthly installments of $161,758.67.

          (The fixed rent set forth in Sections 3.2 and 3.3 shall be known collectively as the "Fixed Rent").

          3.3. (i) For each Tax Year (hereinafter defined) during the Term, Subtenant shall pay to Sublandlord as and for additional rent an amount (the "Sublease Tax Payment") equal to the amount by which Taxes (as defined
           --------------------
     in Lease) payable by Sublandlord for such Tax Year, as computed by Owner pursuant to a Escalation Statement (as such term is defined in the Lease) delivered to Sublandlord in accordance with the Lease, exceeds the Taxes payable by Sublandlord for the Tax Year commencing July 1, 2000 and ending June 30, 2001, (hereinafter referred to as the "Sublease Base Taxes").
                                                     -------------------

          (ii) Within seven (7) days after receipt from Owner of a Escalation Statement, Sublandlord shall render to Subtenant a written statement or statements (a "Sublease Tax Statement"), together with a reproduced copy of
                    ----------------------
     the Escalation Statement received from Owner for the current or next succeeding Tax Year (if theretofore issued by Owner), showing (i) the date of receipt from Owner of the Escalation Statement, (ii) a comparison of the Real Estate Taxes payable by Sublandlord for the Tax Year with the Sublease Base Taxes and (iii) the amount of the Sublease Tax Payment resulting from such comparison. Subtenant shall pay to Sublandlord, in twelve (12) equal monthly installments, in advance, monthly together with the monthly payments of Fixed Rent due hereunder, one-twelfth (1/
12th) of the Sublease Tax Payment shown on the Sublease Tax Statement, except that if at the time Sublandlord delivers a Sublease Tax Statement to Subtenant, the Sublease Tax Payment shall have accrued for a period prior to the delivery of the Sublease Tax Statement, Subtenant shall pay such accrued portion of the Sublease Tax Payment in full on the later of fifteen (15) days after receipt of such Sublease Tax Statement or five (5) days prior to the date same is due under the Lease. In addition, if the aggregate amount of Sublandlord's installment payments for Real Estate Taxes have been insufficient to discharge Sublandlord's obligations for Real Estate Taxes then owed, then Subtenant shall pay the additional sums required to pay such deficiency that is attributable to Sublease Tax Payments due hereunder no later than fifteen (15) days after receipt of a request for such additional payment from Sublandlord together with a computation of the amount owed by Subtenant and all underlying documentation, if any, received by Sublandlord from Owner. If Sublandlord shall be required to pay any Real Estate Taxes on any other date or dates than as presently required by the Lease, then the due date of the installments of the Sublease Tax Payment shall be correspondingly accelerated or revised so that the Sublease Tax Payment (or the applicable installment thereof) is due five (5) days prior to the date the corresponding payment is due to Owner. Except as provided in Section 3.9 hereof, Sublandlord`s failure to render a Sublease Tax Statement during or with respect to any Tax Year shall not prejudice Sublandlord's right to render a Sublease Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Subtenant's obligation to make Sublease Tax Payments pursuant to this Section 3.3 for such Tax Year.

          (iii) The Sublease Tax Payment shall be prorated for any partial Tax Year in which the Term shall commence or end. If, at any time during a Tax Year, Sublandlord receives a revised Escalation Statement from Owner, Sublandlord shall deliver a Sublease Tax Statement to Subtenant, revised to correspond with such revised Owner's Statement and Subtenant shall, within the later of fifteen
(15) days thereafter or five (5) days prior to the date same is due under the Lease, pay to Sublandlord an amount equal to the amount of any underpayment of the Sublease Tax Payment with respect to such Tax Year and, in the event of an overpayment, Sublandlord shall either pay to Subtenant or, at Sublandlord's election, credit against the next installments of Fixed Rent and payments of additional rent, the amount of Subtenant's overpayment.

          (iv) Only Owner shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Building. Should Owner be successful in any such reduction proceedings and obtain a rebate for any Tax Year for which Subtenant has paid installments of the Sublease Tax Payment, Sublandlord shall either pay to Subtenant, or at Sublandlord's election, credit against the next installments of the Fixed Rent and payments of additional rent payable under this Sublease, an amount equal to any such rebate for which Sublandlord shall receive a credit from Owner together with a computation of the amount owed by Subtenant and all underlying documentation, if any, received by Sublandlord from Owner.

          (v)  "Tax Year" shall mean each Tax Year as set forth in the Lease.
                --------

          (vi) Provided Subtenant is not in default of this Sublease and has received Sublandlord's prior written consent, which consent Sublandlord agrees shall not be unreasonably withheld or delayed, if Sublandlord fails to file a Protest under Section 3.10 of the Lease, for any tax year for which Sublandlord is entitled to file such Protest, Subtenant shall have the right to file such Protest on behalf of Sublandlord in accordance with the terms and conditions of
Section 3.10 of the Lease. Such Protest shall be at the sole cost and expense of Subtenant and Subtenant shall keep Sublandlord informed of its actions and shall not take any action which might give rise to a default under the Lease. Sublandlord shall reasonably cooperate with Subtenant in connection with such Protest. Subtenant shall indemnify and hold harmless Sublandlord from and against any and all liability, fines, suits, demands, cost, and expenses of any kind or nature, including, without limitation, reasonable attorneys' fees and disbursements incurred in connection with, arising out of or relating to any Protest filed by Subtenant pursuant to Section 3.10 of the Lease .

          3.4. (i) For each calendar year during the Term subsequent to the calendar year ending on December 31, 2000 (a "Lease Year"), Subtenant shall pay
                                              ----------
to Sublandlord an amount (the "Expense Payment") equal to of the amount by which
                               ---------------
Tenant's Proportionate Operating Share, as defined in the Lease, of Operating Expenses (as such term is defined in the Lease) exceeds Tenant's Proportionate Operating Share for calendar year 2000.

          (ii) Within fifteen (15) days after receipt by Owner, Sublandlord may furnish to Subtenant a written statement (an "Estimate Statement") setting forth
                                              ------------------
Sublandlord's estimate of the Expense Payment for such Lease Year (the "Estimated Payment"), which Estimate Statement shall be based upon and
 -----------------
accompanied by the Escalation Statement estimating the Expense Payment for such

Lease Year, if any, received by Sublandlord from Owner. Subtenant shall pay to Sublandlord on the first day of each month during each Lease Year an amount equal to one-twelfth (1/12th) of the Estimated Payment. If Sublandlord furnishes an Estimate Statement for a Lease Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which the Estimate Statement is furnished to Subtenant, Subtenant shall continue to pay to Sublandlord prior to the first day of each month an amount equal to the monthly sum payable by Subtenant to Sublandlord with respect to the next previous Lease Year; (ii) promptly after the Estimate Statement is furnished to Subtenant, Sublandlord shall give notice to Subtenant stating whether the amount previously paid by Subtenant to Sublandlord for the current Lease Year was greater or less that the installments of the Estimated Payments to be paid for the current Lease Year, and (a) if there shall be a deficiency, Subtenant shall pay the amount thereof within fifteen (15) days after demand therefor, or (b) if there shall have been an overpayment, Sublandlord shall either pay to Subtenant or, at Sublandlord's option, credit against the next installments of the Fixed Rent and payments of additional rent payable under this Sublease, the amount of Subtenant's overpayment; and (iii) on the first day of the month following the month in which the Estimate Statement is furnished to Subtenant, and monthly thereafter throughout the remainder of the Lease Year, Subtenant shall pay to Sublandlord an amount equal to one-twelfth (1/12th) of the Estimated Payment shown on the most recent Estimated Statement. If and to the extent a revised Estimate Statement is furnished by Owner to Sublandlord, Sublandlord may furnish to Subtenant a revised Estimate Statement; if a revised Estimate Statement is furnished to Subtenant, the Estimated Payment for such Lease Year shall be adjusted in the same manner as provided in the preceding sentence.

          (iii) At any time during or after each Lease Year, Sublandlord shall furnish to Subtenant an annual statement or statements (the "Annual Statement")
                                                             ----------------
setting forth the items constituting the Operating Expenses during such Lease Year, which Annual Statement shall be prepared based upon and accompanied by the Escalation Statement or statement of Operating Expenses received by Sublandlord from Owner. If the Annual Statement shows that the Estimated Payment (or other payments) for such Lease Year exceeded the Expense Payment which should have been paid for such Lease Year, Sublandlord shall either pay within fifteen (15) days to Subtenant or, at Sublandlord's option, credit against the next installments of Fixed Rent and payments of additional rent payable under this Sublease, the amount of such excess; if the Annual Statement for such Lease Year shows that the Estimated Payment for such Lease Year was less than the Expense Payment (or other payments) which should have been paid for such Lease Year, Subtenant shall pay the amount of such deficiency within fifteen (15) days after receipt of the Annual Statement.

          (iv) Each Annual Statement shall be conclusive and binding upon Subtenant unless, within forty-five (45) days after receipt thereof, Subtenant shall notify Sublandlord that it disputes the correctness of the Annual Statement, specifying in reasonable detail the manner in which the Annual Statement is claimed to be incorrect. If such notice is sent, provided Subtenant shall pay to Sublandlord the amount shown to be due to Sublandlord on the disputed Annual Statement, Sublandlord agrees to use commercially reasonable efforts to enforce its rights under the Lease to dispute the correctness of the Escalation Statement or statements of Operating Expenses delivered by Owner to Sublandlord provided the cost of such dispute shall be paid by Subtenant as additional rent. Subtenant agrees to indemnify and hold Sublandlord harmless from and against any and all claims, costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys` fees and disbursements. If Owner shall revise the Escalation Statements disputed by Subtenant, Sublandlord shall deliver to Subtenant a revised Annual Statement, and an appropriate payment or credit by Sublandlord, or payment by Subtenant, as the case may be made in accordance with the terms of Section 3.4(iii) hereof. Notwithstanding the foregoing, if permitted by the Owner, Subtenant may, in its own name or in the name of Sublandlord if required under the terms of the Lease and at Subtenant's sole cost and expense, dispute the correctness of an Escalation Statement pursuant to Section 3.09 of the Lease. Subtenant agrees to keep Sublandlord fully informed of any such dispute and that its indemnity set forth in this Section 3.4(iv) shall also cover any and all claims, costs, expenses and liabilities incurred by Sublandlord in connection with Subtenant's dispute of an Escalation Statement pursuant to the provisions of Section 3.09 of the Lease.

          3.5. (i) Subtenant shall pay to Sublandlord, as additional rent, within three (3) business days after demand, (i) all payments required to be made by Sublandlord for the supply of electric current and payable by Sublandlord with respect to the Premises pursuant to Section 4.01 of the Lease and Sections 2(b)(iv), 4(b) and 10(b) of the Modification Agreement, (ii) any and all other costs, charges or expenses including, without limitation, any interest or late charges incurred by Sublandlord as a result of Subtenant not paying any sums hereunder to Sublandlord when the same are due and payable hereunder, as determined under the provisions of the Lease, which are attributable to, or incurred in connection with, Subtenant's use and occupancy of the Premises and the provision of services and electric energy thereto. Notwithstanding the foregoing, if permitted by Owner, Subtenant may pay

Owner directly for the supply of electric current to the Premises provided that Subtenant sends a copy of each electric bill and evidence of payment no later than the date payment is due Landlord and further provided that Subtenant does not default more than two (2) times in the payment for electric service.

     (ii) Subtenant shall make no alterations to the electric system in the Premises without obtaining Sublandlord's consent and complying with all provisions of the Lease. Provided Subtenant has complied with all provisions of the Lease (including obtaining Owner's consent, if required), Sublandlord shall not unreasonably withhold or delay its consent to such alterations.

     (iii) Sublandlord shall not be liable in any way to Subtenant for any failure or defect in the supply or character of electric current furnished to the Premises. Subtenant covenants and agrees that at all times its connected electrical load shall not cause a default under the Lease nor exceed the electrical capacity available to the Premises.

     3.6. Any sums due and payable to Sublandlord under this Article 3 shall be deemed to be, and collectible as, additional rent. If Subtenant shall fail to timely pay when due any installment of Fixed Rent or additional rent, Subtenant shall also pay to Sublandlord a late charge and/or interest to the extent Sublandlord would be required to pay a late charge and/or interest to Owner under the terms of the Lease. The payment of such late charge and interest shall be in addition to all other rights and remedies available to Sublandlord in the case of non-payment of Fixed Rent.

     3.7. All Fixed Rent, additional rent, and all other costs, charges and sums payable by Subtenant hereunder (collectively, "Rental"), shall constitute
                                                    ------
rent under this Sublease, and shall be payable to Sublandlord at its address as set forth above, unless Sublandlord shall otherwise so direct in writing.

     3.8. Subtenant shall promptly pay the Rental as and when the same shall become due and payable without set-off, offset or deduction of any kind whatsoever, except as expressly set forth herein, and, in the event of Subtenant's failure to pay the same when due (subject to grace periods provided herein), Sublandlord shall have all of the rights and remedies provided for herein or at law or in equity, in the case of non-payment of rent.

     3.9. Sublandlord's failure during the Term to prepare and deliver any statements or bills required to be delivered to Subtenant hereunder, or Sublandlord's failure to make a demand under any provisions of this Sublease shall not in any way be deemed to be a waiver of, or cause Sublandlord to forfeit or surrender its rights to collect any additional rent which may have become due pursuant to this Article 3 during the Term except to the extent Owner has waived its right to obligate Tenant to pay the corresponding amount of additional rent from Sublandlord under Section 3.08 of the Lease. Subtenant's liability for Fixed Rent and additional rent due under this Article 3 accruing during the Term, and Sublandlord's obligation to refund overpayments of or adjustments to Fixed Rent or additional rent paid to it by Subtenant, shall survive the expiration or sooner termination of this Sublease.

     3.10. Notwithstanding anything contained in this Sublease to the contrary
(i) Subtenant shall not be liable for the payment of any charges, fees or other costs imposed by Owner on Sublandlord under the Lease unless and to the extent related to Subtenant's occupancy of the Premises or caused by Subtenant's actions or omissions under this Sublease, and (ii) Subtenant shall have no obligation to make any payment to Sublandlord or Owner relating to any charges accruing under the Lease (whether denominated as rent, rental, additional rent or otherwise) for any period prior to the Term of this Sublease.

     3.11. If either the 2 To 5 Commencement Date or 11 & 12 Commencement Date does not occur on the first day of a calendar month, the Fixed Rent and any Additional Rent payable hereunder shall be prorated for such partial month on the basis of the actual number of days of such month.

     3.12. Anything herein to the contrary notwithstanding, provided Subtenant is not in default of this Sublease following any required notice and the expiration of any applicable cure period, Subtenant shall receive an abatement of Fixed Rent in the amount of $132,348 per month for each of the first three
(3) months following the 11 & 12 Commencement Date.

     4.    Subordination to and Incorporation of the Lease.
           -----------------------------------------------

     4.1. This Sublease is in all respects subject and subordinate to the terms and conditions of the Lease and to all matters to which the Lease is subject and subordinate. Subtenant shall indemnify Sublandlord for, and shall hold it harmless from and against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be sustained or incurred by Sublandlord by reason of

Subtenant's failure to keep, observe or perform any of the terms, provisions, covenants, conditions and obligations on Sublandlord's part to be kept, observed or performed under the Lease to the extent same shall have been incorporated herein, or otherwise arising out of or with respect to Subtenant's use and occupancy of the Premises from and after the Commencement Date.

     4.2. Except as otherwise expressly provided in, or otherwise inconsistent with, this Sublease, or to the extent not applicable to the Premises, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Lease are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length, and (i) as if the word "Lease" or "lease" or words of similar import, wherever the same appear in the Lease, were construed to mean this "Sublease", (ii) Sublandlord shall be substituted for all references to the "Landlord' under the Lease, (iii) Subtenant shall be substituted for the "Tenant" under the Lease, and (iv) Premises shall be substituted for "Demised Premises" under the Lease, except that the following provisions of the Lease and any references to such provisions shall be deemed deleted therefrom and shall have no force and effect as between Sublandlord and Subtenant:

           Sections 1.01, 2.01, 3.10 (second paragraph), 8.03(i), 8.04, 24.01, 25.06(a)(i) and (iii), 25.06(b), (c) and
           (d), Articles 42, 44, 47.01, Schedules C, E, F, H, M, O and P of the original lease dated July 17, 1992 between Owner and Sublandlord; Sections 2(a), 2(b)(v), 3(b) through 3(g), 4(a), 5, 6(a), (b), 7, 10(a), 11,
           12(b)(i)(and any references to a specific monetary amount), 13, 14, 15, 16, 18, 19, 20(e) of the
           Modification Agreement.

     4.3. If any of the express provisions of this Sublease shall conflict with any of the provisions of the Lease incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of the Sublease.

     4.4. Subtenant may peaceably and quietly enjoy the Premises subject and subordinate to the terms of this Sublease and to the terms of the Lease, to the extent incorporated herein.

     4.5. Anything herein to the contrary notwithstanding, Sublandlord shall have no obligation to reimburse Subtenant for any costs under Section 4.03 of the Original Lease unless and until Sublandlord actually receives payment of such costs from Owner pursuant to said Section 4.03. In addition, Subtenant shall not be entitled to offset any costs or expenses under said Section 4.03 unless Sublandlord has received payment from the Owner and failed to remit such payment to Subtenant.

     4.6. Anything herein to the contrary notwithstanding, to the extent Sublandlord shall actually receive any rent abatement under Section 9(c), (d) and (e) of the Modification Agreement, Subtenant shall be entitled to receive a corresponding rent abatement under this Sublease. Thus, for example, if under
Section 9(d), Subtenant receives an abatement equal to one and one-half days, for each day after February 28, 2001 that the 11th and 12th Floors Adjustment Date does not occur, which abatement is actually received by Sublandlord under the terms of the Lease, Subtenant shall receive a corresponding abatement for the same period of one and one-half days of Fixed Rent for the 11 & 12 Premises for each day that the 11th and 12th Floors Adjustment Date has not occurred under Section 16.2 of this Sublease. Notwithstanding the foregoing, if Owner has given Sublandlord a notice under Section 9(f) of the Modification Agreement that Owner intends to terminate its obligation to add the 11th and 12th Floors Added Space to the Premises demised under the Lease, Sublandlord shall not agree to waive the penalties (i.e., the rent abatements) under Subparagraph (c) and (d) unless advised by Subtenant within the time required by the Modification Agreement (in which case Subtenant shall not be entitled to any abatement hereunder). If Subtenant fails to advise Sublandlord to waive such penalties then, upon the effective date of Landlord's notice of termination, Sublandlord shall have no obligation to deliver the 11 & 12 Premises to Subtenant and Subtenant shall have no rights or obligations with respect to the 11 & 12 Premises.

     5.    Alterations
           -----------

     5.1. Subtenant shall not make any alterations, installations, improvements, additions or other physical changes in or about the Premises, ("Subtenant Alterations") without first obtaining the consent of Sublandlord and
  ---------------------
Owner with respect thereto, if (and to the extent) Sublandlord is required under the Lease to obtain consent from Owner. Sublandlord agrees to cooperate with Subtenant, at no cost to Sublandlord, in order to obtain consent from Owner. Any Subtenant Alterations shall be performed by Subtenant, at Subtenant's sole cost and expense, in accordance with the applicable provisions of the Lease. Sublandlord agrees not to unreasonably withhold or delay consent with respect to any Subtenant Alterations to the extent Owner's consent is obtained with respect thereto.

     5.2 Anything herein to the contrary notwithstanding, Sublandlord's consent shall not be required with respect to any Subtenant Alterations (although Subtenant shall give Sublandlord not less than ten (10) days prior written notice of such Subtenant Alterations) to the extent Subtenant Alterations do not affect any areas outside of the Premises and do not affect any structural portions of the Building or the Premises provided that such Subtenant Alterations (i) shall cost less than $100,000.00 (exclusive of purely decorative changes such as painting and carpeting) provided however, that for purposes of this subsection, in the event that a number of discrete changes, alterations or additions are reasonably determined to be part of a single plan of change, alterations or additions with respect to the Premises, then the cost of all such changes, alterations or additions shall be aggregated; (ii) shall not interfere with or affect to any material degree any mechanical, electrical, sanitary or utility system of the Building or of the Premises; (iii) shall comply with all applicable provisions of the Lease, including, without limitations, Article 6; and (iv) Owner's consent is obtained. Subtenant shall be obligated to restore the Premises to the condition existing immediately prior to the commencement of any Subtenant Alterations unless Sublandlord has no corresponding obligation to restore such portion of the Premises affected by such Subtenant Alterations under the terms of the Lease. Notwithstanding the foregoing, Subtenant shall also remove any Specialty Alterations (as hereinafter defined) and restore the Premises whether or not such restoration is required under the terms of the Lease if Sublandlord advises Subtenant at any time that Sublandlord shall be resuming occupancy of the Premises (following the occupancy of Subtenant) and prior to the Expiration Date. If Sublandlord so advises Subtenant then Subtenant shall also remove any Specialty Alterations and restore the Premises as required herein. For purposes hereof, Specialty Alterations means any Subtenant Alterations consisting of kitchens, executive bathrooms, computer installations, vaults, internal staircases, vertical and horizontal transportation systems, and any other alterations of a similar character; any alterations which are inconsistent with a first class office tenant in a first class office building in midtown Manhattan; and any Subtenant Alterations which affect any structural portions of the Building or Premises.

     5.3 Sublandlord agrees to respond to any request made by Subtenant for approval of any Subtenant Alterations within ten (10) business days after receipt by Sublandlord of all plans, specifications and other documentation which are required to be delivered to Owner under the terms of the Lease. If Sublandlord fails to respond to Subtenant's request within said ten (10) business day period, then Sublandlord's consent shall be deemed granted, provided that a notice accompanying Subtenant's request for approval of Subtenant's Alterations expressly and conspicuously advises Sublandlord that Sublandlord's failure to respond within a ten (10) business day period shall be deemed consent under
Section 5.3 of the Sublease.

     6.    Covenants with Respect to the Lease.
           -----------------------------------

     6.1. Subtenant shall not do anything that would constitute a default under the Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease so as to cause a default under the Lease.

     6.2. The time limits set forth in the Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be, (and each party covenants that it will do so) within three
(3) days prior to the expiration of the time limit (unless such time period is ten (10) days or less, in which case such three (3) day time period shall be reduced to two (2) days), taking into account the maximum grace period, if any, relating thereto contained in the Lease. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Premises or the use or occupancy thereof after receipt of same from Owner.

     6.3. Sublandlord represents and warrants to Subtenant that (i) Sublandlord has a valid and subsisting leasehold estate under the Lease, (ii) the Lease is in full force and effect, (iii) Sublandlord has not delivered or received written notice of default under the Lease which remains uncured, (iv) to the best of Sublandlord's knowledge, there are no defaults or state of facts with which the giving of notice or passage of time would constitute a default of Owner or Sublandlord thereunder, (v) attached to this Sublease as Exhibit B is a true and complete copy of the Lease except as indicated thereon for the rental amount and other financial portions thereof which have been redacted.

     6.4. Sublandlord shall not amend or modify the Lease as the Lease may relate to the Premises, to the detriment of Subtenant or in derogation of the rights of Subtenant hereunder, without the prior written consent of Subtenant. Not less than five (5) business days prior to the effective date of any such Amendment, Sublandlord shall notify Subtenant of all amendments to the Lease and provide to Subtenant a copy of such amendments of the Lease (with economic terms of such amendments redacted, if so desired by Sublandlord).

     6.5.  Sublandlord and Subtenant represent and warrant to each other that
(i) each has the power, right and authority to make this Sublease and to perform their respective obligations hereunder, and (ii) no petition in bankruptcy or similar proceeding under is pending or to either party's best knowledge, threatened against, or contemplated by, either.

     6.6 Sublandlord covenants and agrees that except to the extent such default is a consequence of or arises out of Subtenant's default under this Sublease, Sublandlord shall not do anything that would constitute a default under the Lease or omit to do anything that Sublandlord is obligated to do under the terms of this Sublease so as to cause a default under the Lease. Sublandlord shall indemnify Subtenant for and shall hold it harmless from and against any losses, damages, penalties, liabilities, cost and expenses, including, without limitations, reasonable attorneys fees and disbursements which, may be sustained or incurred by Subtenant by reasons of Sublandlord's failure to comply with the foregoing covenant.

     7.    Services and Repairs. Notwithstanding anything to the contrary
           --------------------
contained in this Sublease or in the Lease, Subtenant shall be required to maintain and repair the Premises in accordance with the terms of the Lease to fulfill all of Sublandlord's obligations under the Lease with regard to the Premises and Sublandlord shall not be required to provide any of the services that Owner has agreed to provide, whether or not specified in the Lease (or required by law), or furnish the electricity to the Premises that Owner has agreed to furnish pursuant to the Lease (or required by law), or to otherwise repair or maintain the Premises and the Personal Property (as hereinafter defined), or make any of the repairs or restorations that Owner has agreed to make pursuant to the Lease (or required by law), or comply with any laws or requirements of any governmental authorities, or take any other action that Owner has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Lease but Subtenant shall have the benefit of all services, electricity, repairs, restorations, or actions to be provided or taken by Owner thereunder and

Sublandlord agrees to use diligent efforts, at Subtenant's sole cost and expense, to obtain the same from Owner (provided, however, that Sublandlord shall not be obligated to use such efforts or take any action which might give rise to a default under the Lease), and Subtenant shall rely upon, and look solely to, Owner for the provision, furnishing or making thereof or compliance therewith. A default by Owner under the Lease shall not excuse Subtenant's performance under this Sublease except to the extent Sublandlord is excused from performance under the Lease. If Owner shall default in the performance of any of its obligations under the Lease, including its obligation to pay the Construction Allowance under Section 12(b) of the Modification Agreement, Sublandlord shall, upon request and at the expense of Subtenant, timely institute and diligently prosecute any action or proceeding reasonably requested by Subtenant in order to have Owner make such repairs, furnish such electricity, provide such services or comply with any other obligation of Owner under the Lease or as required by law. In addition, Subtenant shall have the right to prosecute such action or proceeding in the name of Sublandlord, provided that Subtenant shall keep Sublandlord informed of its actions and shall not take any action which might give rise to a default under the Lease. Subtenant shall indemnify and hold harmless Sublandlord from and against any and all such claims arising from or in connection with such request, action or proceeding. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature, including, without limitation, reasonable attorneys' fees and disbursements, incurred in connection with any such claim, action or proceeding brought by Sublandlord or Subtenant pursuant to this Article 7. Subtenant shall not make any claim against Sublandlord for any damage which may arise, nor shall Subtenant's obligations hereunder be diminished, by reason of (i) the failure of Owner to keep, observe or perform any of its obligations pursuant to the Lease, unless such failure is due to Sublandlord's default under this Sublease, negligence or misconduct, or (ii) the acts or omissions of Owner, its agents, contractors, servants, employees, invitees or licensees. The provisions of this
Article 7 shall survive the expiration or earlier termination of the Term hereof.

     8.    Consents.
           --------

     8.1 Whenever Sublandlord has expressly agreed under the term of this Sublease not to unreasonably withhold its consent or approval hereunder and the consent or approval of Owner, the lessor under a superior lease, or the mortgagee under a mortgage, as the case may be, is also required to consent pursuant to the terms of the Lease, if Owner, the lessor under a superior lease, or the mortgagee under a mortgage shall withhold its consent or approval for any reason whatsoever, Sublandlord shall not be deemed to be acting unreasonably to the extent Sublandlord withholds its consent based upon the withholding of consent by Owner, or such lessor or mortgagee. Sublandlord agrees that it shall promptly after receipt thereof from Subtenant, convey all requests for the consent or approval of Owner to Owner and Sublandlord shall use reasonable efforts thereafter to secure such consents or approvals. If Owner shall withhold its consent or approval in connection with this Sublease or the Premises in any instance where, under the Lease, the consent or approval of Owner may not be unreasonably withheld, Sublandlord, upon the request and at the expense of Subtenant, shall either (i) timely institute and diligently prosecute any action or proceeding which Subtenant, in its reasonable judgment, deems meritorious, in order to dispute such action by Owner, or (ii) permit Subtenant, to the extent allowable under the Lease, to institute and prosecute such action or proceeding in the name of Sublandlord, provided that Subtenant shall keep Sublandlord informed of its actions and shall not take any action which might give rise to a default under the Lease.

     8.2 If Subtenant shall request Sublandlord's consent and Sublandlord has expressly agreed, under the terms of this Sublease, that neither its consent nor its approval shall be unreasonably withheld, and Sublandlord shall fail or refuse to give such consent or approval, and Subtenant shall dispute the reasonableness of Sublandlord's refusal to give its consent or approval, such dispute shall be finally determined by a court of competent jurisdiction or by Arbitration under Article 38 of the Lease (except that such Arbitration shall be conducted by a single arbitrator in accordance with the "expedited arbitration" procedures). If the determination shall be adverse to Sublandlord, Sublandlord, nevertheless, shall not be liable to Subtenant for a breach of Sublandlord's covenant not to unreasonably withhold such consent or approval, and Subtenant's sole remedy in such event shall be the granting of consent or approval by Sublandlord with respect to such request under this Sublease. Notwithstanding the foregoing, nothing herein shall be construed to exculpate Sublandlord from liability based upon a final, non-appealable finding by a court of competent jurisdiction that Sublandlord acted in bad faith in withholding such consent.

     9.    Termination of Lease. If the Lease is terminated by Owner pursuant to
           --------------------
the terms thereof with respect to all or any portion of the Premises prior to the Expiration Date for any reason whatsoever, including, without limitation, by reason of casualty or condemnation, this Sublease shall thereupon terminate with respect to any corresponding portion of the Premises, and (unless such termination of the

Lease shall be as a result of Sublandlord's default thereunder or a voluntary surrender of the Premises, other than a surrender of the Premises permitted under the Lease with respect to a termination of the Lease by reason of casualty to or condemnation of the Premises or the Building) Sublandlord shall not be liable to Subtenant by reason thereof. In the event of such termination, Sublandlord shall return to Subtenant that portion of the Fixed Rent and/or additional rent paid in advance by Subtenant with respect to such portion of the Premises, if any, prorated as of the date of such termination.

     10.   Sublease, Not Assignment. Notwithstanding anything contained herein,
           ------------------------
this Sublease shall be deemed to be a sublease of the Premises and not an assignment, in whole or in part, of Sublandlord's interest in the Lease.

     11.   Damage, Destruction, Fire and other Casualty; Condemnation.
           ----------------------------------------------------------
Notwithstanding any contrary provision of this Sublease or the provisions of the Lease herein incorporated by reference, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Premises, or be entitled to an abatement of Rent, additional rent or any other item of Rental, by reason of a casualty or condemnation affecting the Premises unless Sublandlord is entitled to terminate the Lease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Lease. If Sublandlord is entitled to terminate the Lease for all or any portion of the Premises by reason of casualty or condemnation, Subtenant may terminate this Sublease as to any corresponding part of the Premises by written notice to Sublandlord given at least five (5) business days prior to the date(s) Sublandlord is required to give notice to Owner of such termination under the terms of the Lease. Sublandlord agrees that it shall not exercise any right to terminate the Lease by reason of a casualty or condemnation without the consent of Subtenant, which consent Subtenant agrees shall not be unreasonably withheld.

     12.   No Waivers. Failure by either party hereto in any instance to insist
           ----------
upon the strict performance of any one or more of the obligations of the other under this Sublease, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by such party of any of such other party's defaults or breaches hereunder or of any of the first party's rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of such other party's obligations hereunder. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount or manner of payment of Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord's right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or equity.

     13.   Notices. Any notice, statement, demand, consent, approval, advice or
           -------
other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority (collectively, "Communications") shall be in writing and shall be deemed to have been properly
 --------------
given, rendered or made only if sent in accordance with Section 31.01 of the Lease addressed (i) to Subtenant at its address first above written, Attention:
Meryl Beckingham, with a copy to Mintz, Levin Cohn Ferris Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, Attn: Stuart A. Offner, Esq. and
(ii) to Sublandlord at its address first above written, with a copy to VNU USA, Inc., 1515 Broadway, New York, New York 10036, Attn: Rosalee Lovett, Chief Financial Officer and Siller Wilk LLP, 747 Third Avenue, New York, New York 10017, Attention: Robert P. Reichman, Esq. All such communications shall be deemed to have been given, rendered or made when delivered and receipted by the party to whom addressed, in the case of personal delivery, or upon receipt, as evidenced by the date of receipt noted on the return receipt, or upon the rejection thereof, in the case of mailing. Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it.

     14.   Indemnity.
           ---------

     14.1 Subtenant shall not do or permit any act or thing to be done upon the Premises which may subject Sublandlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any requirement of law, and shall exercise such control over the Premises as to fully protect Sublandlord against any such liability. Subtenant shall indemnify and save harmless Sublandlord, the Parties (hereinafter defined) and the employees, agents and contractors of any of the foregoing (collectively, the "Indemnitees") from and against (a) all claims of whatever nature against
     -----------
the Indemnitees arising from any act, omission or negligence of Subtenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises, and (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Building, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Subtenant or Subtenant's contractors, licensees, agents, servants, employees, invitees or visitors. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

     14.2 Sublandlord shall indemnify and save harmless Subtenant, its employees, agents and contractors (collectively, the "Indemnitees") from and against all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Sublandlord, its agents or employees. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitations, attorneys fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof.

     14.3 If any claim, action or proceeding is made or brought against an indemnified party under Sections 14.1 or 14.2, above, which claim, action or proceeding the indemnifying party shall be obligated to indemnify the indemnified party against pursuant to the terms of this Lease, then, upon demand by the indemnified party, the indemnifying party at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party's name, if necessary, by such attorneys as the indemnified party shall approve, which approval shall not be unreasonably withheld. Attorneys for the indemnified party's insurer are hereby deemed approved for purposes of this
Section 14.3. Notwithstanding the foregoing, the indemnified party may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of Fifty Thousand Dollars ($50,000) or more, and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys. The provisions of this Article 14 shall survive the expiration or earlier termination of the Term hereof.

     15.   Broker. Each party hereto covenants, warrants and represents to the
           ------
other party that it has had no dealings, conversations or negotiations with any broker other than Cushman & Wakefield, Inc. ("C&W") and Insignia/ESG ("ESG") concerning the execution and delivery of this Sublease. Each party hereto agrees to indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, arising out of its respective representations and warranties contained in this Article 15 being untrue. Sublandlord shall pay any brokerage commissions due C&W and Subtenant shall pay any brokerage commission due ESG pursuant to separate agreements between Sublandlord and C&W and Subtenant and ESG. The provisions of this Article 15 shall survive the expiration or earlier termination of the Term hereof.

     16.   Delivery of the Premises.
           ------------------------

     16.1 Sublandlord shall deliver the 2 To 5 Premises to Subtenant in a broom-clean condition but otherwise in its condition as exists on the date hereof "as is" on July 1, 2000 (the "Delivery Date"), reasonable wear and tear between the date hereof and the Delivery Date excepted. Notwithstanding the foregoing, if Sublandlord in good faith determines that premises at 770 Broadway, New York, New York, into which Sublandlord is moving upon vacating the Premises shall not be ready for Sublandlord's occupancy on or before the Delivery Date, then Sublandlord may, adjourn the Delivery Date for a period of time not exceeding ninety (90) days and designated in a written notice given by Sublandlord to Subtenant on or before twenty (20) days prior to the Delivery Date. Sublandlord has not made and does not make any representations or warranties as to the physical condition of the 2 To 5 Premises, the use to which the 2 To 5 Premises may be put, or any other matter or thing affecting or relating to the 2 To 5 Premises, except as specifically set forth in this Sublease. Sublandlord shall have no obligations whatsoever to alter, improve, decorate or otherwise prepare the 2 To 5 Premises for Subtenant's occupancy except as set forth in this Sublease.

     16.2 Sublandlord shall deliver the 11 & 12 Premises to Subtenant on the 11/th/ and 12/th/ Floors Adjustment Date (as defined in the Modification Agreement) in the condition required under the Lease, subject to any modification that may be made in Landlord's consent to this Sublease. Sublandlord does not make any representations warranties as to the physical conditions of the 11 & 12 Premises, the use to which the 11 & 12 Premises may be put, or any other matter or thing affecting or relating to the 11 & 12 Premises, except as specifically set forth in this Sublease. Sublandlord shall have no obligation whatsoever to alter, improve, decorate or otherwise prepare the 11 & 12 Premises for Subtenant's occupancy except as set forth herein. Anything herein to the contrary notwithstanding, Sublandlord shall use diligent efforts to cause Owner to perform certain work in the 11 & 12 Premises as set forth in Section 12(a) of the Modification Agreement, ("Owner's Work"). Subtenant agrees that Owner's Work may be performed following the 11 & 12 Commencement Date and Subtenant shall provide Owner with reasonable access to the 11 & 12 Premises for the purpose of permitting Owner to perform Owner's Work provided that the performance of Owner's Work does not unreasonably interfere with any work being performed by Subtenant in the 11 & 12 Premises. Sublandlord agrees that Subtenant may exercise Sublandlord's right under Section 12(a)(iv) of the Modification Agreement to increase the tonnage of the air-conditioning units for the 11 & 12 Premises. Sublandlord agrees to promptly forward to Subtenant any notice received by Sublandlord from Owner pursuant to said Section 12(a)(iv). If Subtenant exercises the option set forth in said subsection to increase the tonnage of the air-conditioning units, any cost and expenses which Sublandlord is required to pay to Owner shall be payable on demand by Subtenant to Sublandlord as additional rent hereunder.

     16.3 So long as Subtenant shall not be in default of this Sublease after the giving of any required notice and the expiration of any applicable cure period, Sublandlord agrees to reimburse Subtenant in an amount (the "Construction Allowance") equal to the lesser of: (i) $661,740.00 or (ii) the cost incurred by Subtenant for any leasehold improvements or other construction work to the 11 & 12 Premises, but only to the extent such improvements or other construction work is reimbursable to Sublandlord by Owner pursuant to the term of the Modification Agreement. The parties hereto agree that the Construction Allowance shall be paid in accordance with the terms and conditions of Section 12(b) of the Modification Agreement, and Sublandlord shall have no obligation to reimburse Subtenant for any portion of the Construction Allowance until and unless Sublandlord has received from Owner the corresponding payment pursuant to said Section 12(b) of the Modification Agreement. Subtenant agrees that in order for it to be reimbursed for the Construction Allowance, it must submit to Sublandlord the documentation, statements, lien waivers and other information required to be submitted to Owner under Section 12(b) of the Modification Agreement and failure to provide such documentation or comply with the terms of said Section 12(b) shall result in a denial of payment of the Construction Allowance to Subtenant. The Sublandlord agrees that promptly upon receipt of such documentation as required by the Modification

Agreement, it shall promptly submit the same to Owner and request reimbursement in accordance with the terms and conditions of the Modification Agreement. However, Sublandlord shall only be acting as a conduit for such payments from the Owner and other than using diligent efforts (at Subtenant's sole cost and expense to obtain reimbursement for the Construction Allowance from Owner) Subtenant shall rely upon and look solely to Owner for the payment of the Construction Allowance and Sublandlord shall have no liability with respect to thereto.

     17.   Consent of Owner to this Sublease.
           ---------------------------------

     17.1 Subtenant hereby acknowledges and agrees that this Sublease is subject to and conditioned upon Sublandlord obtaining ^^^ consent (the "Consent") of Owner (which shall include the consent ^^^ sublease and the
 -------
Amendment by the holder of the mortgage on the Building) sub ^^^ ly in the form annexed hereto as Exhibit C. Promptly following the execu ^^^ and delivery hereof, Sublandlord shall submit this Sublease to Owner. ^^^^^^^^^^^^^^^^ agrees that it shall cooperate in good faith with Sublandlord and shall comply with any reasonable requests made of Subtenant by Sublandlord or Owner in the procurement of the Consent. Sublandlord shall use reasonable efforts to obtain Owner's consent provided that in no event shall Sublandlord be obligated to make any payment to Owner in order to obtain the Consent or the consent to any provision hereof, other than as expressly set forth in the Lease.

     17.2 If Owner shall not have executed and delivered the Consent on or before forty-five (45) days from the date hereof, either party shall have the right to cancel this Sublease on fifteen (15) days written notice to the other (the "Cancellation Notice") and with the giving of such notice, this Sublease shall be deemed canceled and no further force or effect and neither party shall have any liability or obligation to the other in respect thereof. Notwithstanding the foregoing, if within fifteen (15) days after the giving of the Cancellation Notice, the Consent by Owner is received, then the Cancellation Notice shall be deemed null and void and the Sublease shall continue in full force and effect.

     18.   Assignment, Subletting and Mortgaging.
           -------------------------------------

     18.1 Subtenant shall not assign, sell, transfer (whether by operation or law or otherwise), pledge, mortgage or otherwise encumber this Sublease or any portion of its interest in the Premises, nor sublet all or any portion of the Premises or permit any other person or entity to use or occupy all or any portion of the

Premises, without the prior written consent of Sublandlord and Owner and with compliance of all terms of the Lease. Notwithstanding the foregoing, provided the consent of the Owner is obtained and Subtenant has complied with all terms of the Lease, Sublandlord agrees not to unreasonably withhold or delay consent to an assignment of this Sublease or a further sublet of the Premises. Anything herein to the contrary notwithstanding, provided Subtenant has obtained the prior written consent of Owner, Subtenant may enter into one (1) sub-sublease for a portion of the Premises without Sublandlord's consent provided all of the following conditions are satisfied: (i) Sublandlord shall be given a copy of the sub-sublease no later than ten (10) days prior to the effective date of its term, (ii) the premises to be sublet shall be commercially regular in shape and shall not be less than 10,000 rentable square feet and no more than the entire rentable area of a floor of the Premises, (iii) such sub-sublease contains a term not in excess of five (5) years and is executed and unconditionally delivered no later than one (1) year from the date hereof and (iv) such sub-sublease shall comply with and shall be subject to all terms and conditions of the Lease.

     18.2 If this Sublease be assigned, or if the Premises or any part thereof be sublet (whether or not Sublandlord and Owner shall have consented thereto), Sublandlord, after default by Subtenant in its obligations hereunder, may collect rent from the assignee or subtenant and apply the net amount collected to the Rental herein reserved, but no such assignment or subletting shall be deemed a waiver of the covenant set forth in this Article 18, or the acceptance of the assignee or subtenant as a tenant, or a release of Subtenant from the further performance and observance by Subtenant of the covenants, obligations and agreements on the part of Subtenant to be performed or observed herein. The consent by Sublandlord or Owner to an assignment, sale, pledge, transfer, mortgage or subletting shall not in any way be construed to relieve Subtenant from obtaining the express consent in writing, to the extent required by this Sublease or the Lease, of Sublandlord and Owner to any further assignment, sale, pledge, transfer, mortgage or subletting.

     19.   Security Deposit.
           ----------------

     19.1 Subtenant shall deposit with Sublandlord on the signing of this Sublease the sum of Five Million Ninety-Eight Thousand Five Hundred Seventy-Two Dollars and 44/100 ($5,098,572.00), or at Subtenant's option, a "clean," unconditional, irrevocable and transferable letter of credit (the "Letter of
                                                                   ---------
Credit") in the same amount, reasonably satisfactory to Sublandlord, issued by
------
and drawn on a bank reasonably satisfactory to Sublandlord with an office in and which regularly conducts business in the City of New York or is a member of the New York Clearing House Association, for the account of Sublandlord, for a term of not less than one (1) year, as security for the faithful performance and observance by Subtenant of the terms, covenants, conditions and provisions of this Sublease, including, without limitation, the surrender of possession of the Premises to Sublandlord as herein provided. If a default shall occur and be continuing beyond any applicable cure period, Sublandlord may apply the whole or any part of the security so deposited, or present the Letter of Credit for payment and apply the whole or any part of the proceeds thereof, as the case may be, to the extent required for the payment of any or all of the following: (i) the payment of Rental as to which Subtenant is in default, (ii) any sum which Sublandlord may expend or be required to expend by reason of Subtenant's default in respect of any of the terms, covenants and conditions of this Sublease, including, without limitation, any damage, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred or suffered by Sublandlord, and (iii) any damage or deficiency incurred or suffered by Sublandlord in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Sublandlord. If Sublandlord applies or retains any part of the proceeds of the Letter of Credit or the security so deposited, as the case may be, Subtenant, within five (5) days after demand, shall deposit with Sublandlord the amount so applied or retained so that Sublandlord shall have the full deposit on hand at all times during the Term. If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Letter of Credit or the security (together with all interest earned thereon), as the case may be, shall be returned to Subtenant after the Expiration Date and after delivery of possession of the Premises to Sublandlord in the condition required by this Sublease. Subtenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Subtenant shall renew any Letter of Credit from time to time, at least thirty
(30) days prior to the expiration thereof, and deliver to Sublandlord a new Letter of Credit or an endorsement to the Letter of Credit, and any other evidence required by Sublandlord that the Letter of Credit has been renewed for a period of at least one (1) year. If Subtenant shall fail to renew the Letter of Credit as aforesaid, Sublandlord may present the Letter of Credit for payment and retain the proceeds thereof as security in lieu of the Letter of Credit. If Subtenant does not deliver a Letter of Credit then the security deposited by Subtenant with Sublandlord will be held in an interest bearing account and the party entitled to the security will also be entitled to the interest earned thereon.

     19.2 Anything herein to the contrary notwithstanding, provided Subtenant is not in default of any term, covenant or condition of this Sublease, subject to Subtenant's satisfaction of the Net Worth requirements (as hereinafter defined), [x] on the fifth (5th) anniversary of the 11 & 12 Commencement Date, the amount of the Letter of Credit may be reduced to the amount of $3,440,637.00 and [y] on the sixth (6/th/) anniversary of the 11 & 12 Commencement Date, the Letter of Credit may be reduced to $2,845,174.00. For purposes hereof, Subtenant shall be deemed to have satisfied the Net Worth requirements if Subtenant's Net Worth determined in accordance with generally accepted accounting principles and as reflected on Subtenant's audited financial statement for the most recently ended fiscal period of one year, Subtenant's Net Worth, as submitted to Sublandlord, is equal to or greater than the Net Worth of Subtenant on the date of the Sublease. Anything herein to the contrary notwithstanding, Subtenant shall not be permitted to reduce the amount of the Letter of Credit as set forth herein, if Subtenant at any time fails to actually occupy at least 88,232 rentable square feet of the Premises.

     20.   Insurance. During the term of this Sublease, Subtenant, at its sole
           ---------
cost and expense, shall provide and maintain insurance in conformity with the provisions of Article 9 of the Lease applicable to the Premises. Subtenant shall cause Sublandlord, Owner, any other party which Owner may request under the Lease to be included as additional named insureds in said policy or policies which shall contain provisions, that it or they will not be cancelable except upon not less than thirty (30) days' prior written notice to all insureds and that the act or omission of one insured will not invalidate the policy as to the other insureds. Subtenant shall furnish to Sublandlord a certificate or certificates of insurance or other reasonable satisfactory evidence confirming that such insurance is in effect at or before the Commencement Date and, on request, at reasonable intervals thereafter.

     21.   Default. In the event Subtenant defaults in the performance of any of
           -------
the terms, covenants and conditions of this Sublease beyond any required notice and applicable grace period set forth herein or in the Lease, Sublandlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law and also any and all of the rights and remedies specifically provided for in the Lease, which are hereby incorporated herein and made a part hereof with the same force and effect as if herein specifically set forth in full, and that wherever in the

Lease rights and remedies are given to the Owner, the same shall be deemed given to Sublandlord.

     22.   Miscellaneous.
           -------------

     22.1 This Sublease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Sublease. Any agreement hereafter made shall be ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Sublease shall be deemed to have been waived by Sublandlord or Subtenant unless such waiver be in writing and signed by Sublandlord or Subtenant, as the case may be. The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

     22.2 In the event that any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

     22.3 The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

     22.4 Capitalized terms used herein shall have the same meanings as are ascribed to them in the Lease, unless otherwise expressly defined herein.

     22.5 This Sublease is offered to Subtenant for signature with the express understanding and agreement that this Sublease shall not be binding upon either party unless and until both parties shall have executed and Sublandlord has delivered a fully executed copy of this Sublease to Subtenant.

     22.6 Neither the partners comprising Sublandlord (if Sublandlord is a partnership), nor the shareholders, partners, directors or officers of Sublandlord or any of the foregoing (collectively, the "Parties") shall be
                                                        -------
liable for the performance of Sublandlord's obligations under this Sublease. Subtenant shall look solely to Sublandlord to enforce Sublandlord's obligations hereunder and shall not seek damages against any of the Parties. Subtenant shall look only to the assets of Sublandlord for the satisfaction of Subtenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Sublandlord in the event of any default by Sublandlord hereunder, and no property or assets of the Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant's remedies under or with respect to this Sublease, the relationship of Sublandlord and Subtenant hereunder or Subtenant's use or occupancy of the Premises.

     22.7 Neither the partners comprising Subtenant (if Subtenant is a partnership), nor the shareholders, partners, directors or officers of Subtenant or any of the foregoing (collectively, the "Parties") shall be liable for the
                                            -------
performance of Subtenant's obligations under this Sublease. Sublandlord shall look solely to Subtenant to enforce any of Subtenant's obligations hereunder and shall not seek damages against any of the Parties. Sublandlord shall look only to the assets of Subtenant for the satisfaction of Sublandlord's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Subtenant in the event of any default by Subtenant hereunder, and no property or assets of the Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Sublandlord's remedies under or with respect to this Sublease, the relationship of Subtenant and Sublandlord hereunder or Sublandlord's use or occupancy of the Premises.

     22.8 This Sublease shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Sublease as of the day and year first above written.


                                   BILL COMMUNICATIONS, INC.,
                                   Sublandlord

                                   By:  /s/ Joseph Forey
                                        -----------------------------
                                        Name:  Joseph Forey
                                        Title: CFO


                                   BRONNERCOM, LLC,
                                   Subtenant

                                   By:  /s/ David Kenny
                                        -----------------------------
                                        Name:  David Kenny
                                        Title: CEO